Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of EZJR, Inc. (the “Company”) on Form 10-Q for the three months ended September 30, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry Hall, Executive Chairman, Chief Executive Officer and Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

i.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

ii.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 18, 2015

 /s/   Barry Hall
         Barry Hall, Executive Chairman, Chief Executive Officer
         and Chief Financial Officer (Principal Executive Officer,
         Principal Financial Officer and Principal Accounting Officer)